Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

SMITH MICRO SOFTWARE, INC.

SENIOR SUBORDINATED PROMISSORY NOTE

due September 6, 2019

Issuance Date: September 6, 2016	Principal: $2,000,000

No.

FOR VALUE RECEIVED, Smith Micro Software, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of                      (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Two Million Dollars ($2,000,000), together with interest thereon as provided herein.

All payments under or pursuant to this Senior Subordinated Promissory Note (this “Note”) shall be made, without setoff or counterclaim and without any withholding or deduction whatsoever, in United States Dollars in immediately available funds to the Holder at the address designated by Holder or at such other place as the Holder may designate from time to time in writing to the Maker, or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on September 6, 2019 or at such earlier time as provided herein.

ARTICLE I

TERMS OF THE NOTE

Section 1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Note and Warrant Purchase Agreement dated as of September 2, 2016 (the “Purchase Agreement”) by and between the Maker and Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2 Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable quarterly commencing on the first business day following the first fiscal quarter-end following issuance and on the first business day of each following three-month period. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date.

Section 1.3 Form of Payment of Interest.

(a) Interest shall be payable (i) in cash, or (ii) at the election of the Holder with respect to any installment, in shares of Common Stock of the Maker at a conversion price equal to the greater of (x) the five-day volume weighted average closing price of the Common Stock on the Nasdaq Stock Market (or such other public market on which the Common Stock is principally traded), measured on the third trading day prior to the date that interest is due, or (y) the minimum price so that payment of interest for such installment in the form of Common Stock shall not constitute “equity compensation” to an officer, director, employee or consultant of Maker for purposes of Rule 5635(c) of the Nasdaq Stock Market (or such successor rule) or a private placement that, combined with the other securities issued or issuable under the Purchase Agreement, would require shareholder approval by the Maker under Rule 5635(d) of the Nasdaq Stock Market (or such successor rule).

(b) An election to receive interest in the form of Common Stock must be made by written notice to the Maker received at least five (5) business days prior to the date that any installment of interest is due, except that Unterberg Koller Capital Fund, L.P. (“Unterberg”) shall not be entitled to receive interest in the form of shares of Common Stock if, following such issuance, the total number of shares of Common Stock then beneficially owned by Unterberg and its Affiliates, and any other Persons whose beneficial ownership of Common Stock would be aggregated with Unterberg’s for purposes of Section 13(d) of the Exchange Act, would exceed 9.99% of the total number of then issued and outstanding shares of Common Stock of Maker (including for such purpose the shares of Common Stock issuable upon such exercise), unless Unterberg has given at least 61 days’ prior notice to Maker of its intention to exceed this 9.99% limit. The rules of construction set forth in Section 13 of the Warrant shall be applied in determining such percentage.

Section 1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.5 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.6 Subordination.

(a) This Note is subordinate and junior in right of payment to the prior payment in full of all claims, whether now existing or arising in the future, of holders of Senior Debt of the Maker. This Note shall rank senior to all other indebtedness which is not Senior Debt of the Maker. Each Holder of this Note, by accepting the same, (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Maker on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Maker as its attorney in fact for any and all such purposes. Payments of interest and principal on the Notes is senior to the payment of dividends or amounts paid in liquidation on any class of capital stock of the Maker.

(b) For purposes of this Note, “Senior Debt” shall mean: (i) all principal, interest, fees, reimbursements, indemnifications, and other amounts (including interest accruing after the filing of a petition initiating any bankruptcy or insolvency) now or hereafter owed by the Maker for borrowed money to banks, other financial institutions or other institutional lenders (whether or not a chartered financial institution); (ii) equipment financings (whether in the form of a loan or a lease) used solely to acquire equipment (including any replacements, substitutions, additions and attachments thereto) and any related chattel paper, inventory, goods, fixtures, leasehold improvements, software and hardware used by Maker or any of its Subsidiaries in the ordinary course of business and secured only by such equipment and related items; and (iii) intercompany loans between Maker and any of its Subsidiaries.

ARTICLE II

EVENTS OF DEFAULT; ACCELERATION EVENT

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Maker shall fail to make any principal or interest payments on the date such payments are due, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default is not fully cured within five (5) business days after the Holder delivers written notice to the Maker of the occurrence thereof; or

(b) any material representation or warranty made by the Maker herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made and the Holder delivers written notice to the Maker of the occurrence thereof; or

(c) the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally against the Maker, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts, (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(d) a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, that upon the occurrence of an Event of Default described in (i) Sections 2.1(c) or (d), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable and (ii) Sections 2.1(a) or (b), Holder may demand the prepayment of this Note pursuant to Section 3.2 hereof, or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, or applicable law. In case of a default in the payment of any principal of or interest on a Note, the Maker will pay to the Holder such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney’s fees, expenses and disbursements. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Section 2.3 Acceleration.

(a) If an Acceleration Event shall have occurred and shall be continuing, any Holder of this Note may, by written notice delivered to the Secretary of Maker within ninety (90) days after any occurrence of such Acceleration Event (an “Acceleration Notice”), declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice (except for delivery of an Acceleration Notice), all of which are hereby expressly unconditionally and irrevocably waived by the Maker. No less than five (5) business days prior to delivering an Acceleration Notice to Maker, such Holder must notify all other Holders of Notes issued under the Purchase Agreement of its intention to declare an Acceleration Event, and allow such other Holders to simultaneously accelerate their Notes, which will become due and payable on a pari passu basis.

(b) For purposes of this Note, an “Acceleration Event” shall occur if, while this Note remains outstanding, William W. Smith, Jr. (i) is not nominated for re-election as a director of Maker at the normal expiration of his term as director, (ii) is terminated or removed as Chairman of the Board of Directors of Maker, (iii) is terminated or removed as Chief

Executive Officer of Maker, or (iv) dies or becomes permanently disabled. For the avoidance of doubt, an “Acceleration Event” shall not occur if Mr. Smith consents to any of the events referenced in clauses (i), (ii) or (iii) of the preceding sentence, or voluntarily resigns or retires from any of the positions referenced therein.

ARTICLE III

PREPAYMENT

Section 3.1 Prepayment. The Maker shall have the right to prepay this Note, at any time, in whole or in part, without premium or penalty.

Section 3.2 Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Section 2.1, the Holder shall have the right, at such Holder’s option, to require the Maker to prepay in cash all or a portion of this Note at a price equal to one hundred percent (100%) of the aggregate principal amount of this Note being prepaid plus all accrued and unpaid interest applicable at the time of such request. Nothing in this Section 3.2 shall limit the Holder’s other rights or remedies under Section 2.2 hereof.

ARTICLE IV

MISCELLANEOUS

Section 4.1 No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

Section 4.2 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder to a party shall be in writing and shall be effective upon delivery in accordance with the requirements for delivery of notices to such party under the Purchase Agreement.

Section 4.3 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.4 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.5 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Transaction Documents, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.6 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.7 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.8 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.9 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 4.10 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Maker and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Maker and Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.10 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

Section 4.11 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.12 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion

Section 4.13 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, and the parties hereto do hereby waive trial by jury.

THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.14 Transfer and Assignment. The Holder may transfer, assign, pledge, hypothecate or otherwise grant this Note as security at any time upon ten (10) days’ prior written notice to the Maker, subject to (i) availability of an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities or blue sky laws, to the reasonable satisfaction of the Maker, and (ii) delivery by the transferee of a written statement to the Maker certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Maker may not transfer or assign this Note or its obligations hereunder without the prior written consent of the Holder.

[Signature on following page]

IN WITNESS WHEREOF, the Maker has caused this Note to be signed on the Issuance Date indicated above.

SMITH MICRO SOFTWARE, INC.

By:
Name:	Steven M. Yasbek
Title:	Chief Financial Officer